Exhibit 10.1

[FORM OF AMENDMENT OF OPTION AGREEMENT]

Dear [Name of Optionee]:

Captaris, Inc. (the “Company”) has determined that it is advisable to accelerate vesting of all of its outstanding and otherwise unvested stock option grants with exercise prices that are greater than or equal to the Company’s closing price on the Nasdaq National Market (“Nasdaq”) as of September 1, 2005 (other that those held by non-employee directors). Subject to the condition set forth below, this accelerated vesting will apply to all stock options that have been granted to you by the Company under its 1989 Restated Stock Option Plan or 2000 Non-Officer Employee Stock Compensation Plan (the “Plans”) with exercise prices that are greater than or equal to the Company’s closing price on the Nasdaq as of September 1, 2005 that are outstanding and otherwise unvested as of the date of this letter (your “Outstanding Options”).

This accelerated vesting of your Outstanding Options is conditioned, however, on your agreement that you will not sell, transfer, assign, pledge or otherwise dispose of, alienate, or encumber, either voluntarily, or involuntarily, any shares that you acquire on exercising the accelerated portion of your Outstanding Options (other than shares required to cover the exercise price and to satisfy withholding taxes and shares transferred by will or by the applicable laws of descent and distribution) at any time before that portion of your Outstanding Options would have vested according to its original vesting schedule under the terms of the applicable Plan or award agreement (without giving effect to this acceleration, but including any possible acceleration of vesting that would otherwise occur following a change in control or other circumstances causing accelerated vesting as set forth in the applicable Plan and award agreement or any other agreement between you and the Company, such vesting for purposes of this agreement to continue regardless of whether your employment or service with the Company terminates). Except as provided herein, any sale or transfer, or purported sale or transfer, of any such shares or any interest therein prior to that vesting date shall be null and void. Any shares sold to cover the exercise price or to satisfy withholding taxes shall be deemed to come, first, from the portion of your Outstanding Option that is vested according to its original vesting schedule, and then from the portions of your outstanding option scheduled to vest in the future in the order of such scheduled vesting.

If you decide to exercise the accelerated portion of your Outstanding Options prior to the time that portion of your Outstanding Options would have otherwise vested (including accelerated vesting set forth in the applicable Plan or award agreement or any other agreement between you and the Company), the Company will issue shares only in certificate form evidencing the shares you acquire on exercise with the following legend and such other legends as may be required or appropriate under applicable law:

THE OWNERSHIP OF THIS CERTIFICATE AND THE SHARES OF

STOCK EVIDENCED HEREBY AND ANY INTEREST THEREIN ARE

SUBJECT TO SUBSTANTIAL RESTRICTIONS ON TRANSFER UNDER

AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER

AND CAPTARIS, INC. A COPY OF SUCH AGREEMENT IS ON FILE IN

THE OFFICE OF THE SECRETARY OF CAPTARIS, INC.

You understand and agree that, in order to ensure compliance with the restrictions referred to above, the Company may instruct its transfer agent not to transfer the shares you acquire until the restrictions on transfer lapse (i.e., until the accelerated portion of your Outstanding Options would have otherwise vested). Promptly after the transfer restrictions on any such shares have lapsed, and upon and subject to your delivery of the legended certificates, as directed by the Company, to the Company or its transfer agent, the Company will cause to be delivered to you a certificate or certificates, free of the restrictive legend described above, evidencing such shares.

Upon the occurrence of a stock split, reverse stock split, stock dividend or any other change in capitalization, reorganization, merger or similar event affecting the Company’s common stock, the transfer restrictions set forth above applicable to any stock that you may have acquired upon exercise of an option will continue in effect with respect to any consideration or other securities received in respect of such stock.

By executing this agreement, you and the Company agree that this letter agreement amends, and supersedes any inconsistent provisions of, the award agreements evidencing your Outstanding Options. Except as provided herein, all other terms of the Outstanding Options shall remain in full force and effect.

This letter agreement will be governed by and construed in accordance with the laws of the State of Washington.

Please acknowledge your agreement with the foregoing by signing the enclosed copy of this letter agreement where indicated below. Return the executed copy to the Company care of [Name], [Title]. You should return the letter so that it is received by the Company no later than                                  , 2005. If you have any questions, please call [Name] at (        )         -            .

Sincerely,

[Name]
[Title]

Acknowledged and Agreed:

Signature:
[Name of Optionee]

Dated:	__________________________________